Exhibit 107

Calculation of Filing Fee Table

Form S-1

Peak Resources LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Equity	Class A Common Units representing limited partnership interests	457(o)	—	—	$86,250,000.00	0.00014760	$12,730.50
	Total Offering Amounts					$86,250,000.00		$12,730.50
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$12,730.50

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes the aggregate offering price representing limited partner interests (“Class A Common Units”) that the underwriters have the option to purchase from the Registrant.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price of the Class A Common Units to be sold by the Registrant.